NORTHROP GRUMMAN CORPORATION

EXHIBIT 99.1
PART I
Item 1. Business
HISTORY AND ORGANIZATION
History
Northrop Grumman Corporation (herein referred to as “Northrop Grumman,” the “company,” “we,” “us,” or “our”) is a leading global security company. We offer a broad portfolio of capabilities and technologies that enable us to deliver innovative products, systems and solutions for applications that range from undersea to outer space and into cyberspace. We provide products, systems and solutions in unmanned systems; cyber; command, control, communications and computers (C4), intelligence, surveillance, and reconnaissance (C4ISR); strike aircraft; and logistics and modernization to government and commercial customers worldwide. We participate in many high-priority defense and government programs in the United States (U.S.) and abroad. We conduct most of our business with the U.S. Government, principally the Department of Defense (DoD) and intelligence community. We also conduct business with foreign, state and local governments and commercial customers. For a discussion of risks associated with our operations, see Risk Factors in Part I, Item 1A of the 2015 Form 10-K.
The company originally was formed in Hawthorne, California in 1939, as Northrop Aircraft Incorporated and was reincorporated in Delaware in 1985, as Northrop Corporation. Northrop Aircraft Incorporated was a principal developer of flying wing technology, including the B-2 Stealth Bomber. The company developed into one of the largest defense contractors in the world through a series of acquisitions, as well as organic growth. In 1994, we acquired Grumman Corporation (Grumman), after which time the company was renamed Northrop Grumman Corporation. Grumman was a premier military aircraft systems integrator and builder of the Lunar Module that first delivered humans to the surface of the moon. In 1996, we acquired the defense and electronics businesses of Westinghouse Electric Corporation, a world leader in the development and production of sophisticated radar and other electronic systems for the nation’s defense, civil aviation, and other U.S. and international applications. In 2001, we acquired Litton Industries, a global electronics and information technology company, and one of the nation's leading full service shipbuilders. In 2002, we acquired TRW Inc., a leading developer of military and civil space systems and satellite payloads, as well as a leading global integrator of complex, mission-enabling systems and services. In 2011, the company completed the spin-off to its shareholders of Huntington Ingalls Industries, Inc. (HII). HII operates our former Shipbuilding business, which was acquired in 2001, through the acquisitions of Newport News Shipbuilding and Litton Industries.
Organization
At December 31, 2015, the company was aligned into four sectors: Aerospace Systems, Electronic Systems, Information Systems, and Technical Services.
Subsequent Realignment - Effective January 1, 2016, the company streamlined our sectors from four to three to better align our business with the evolving needs of our customers and enhance innovation across the company. Two new sectors were created by merging elements of our former Electronic Systems, Information Systems and Technical Services sectors. The new Mission Systems sector is composed of the majority of our former Electronic Systems sector and the businesses from our former Information Systems sector focused on the development of new capabilities for our military and intelligence customers. The services portfolio in the former Information Systems sector was combined with the former Technical Services sector to form the new Technology Services sector. Among other operations that were realigned, the military and civil space hardware business in Azusa, California, previously reporting to the Electronic Systems sector, moved to the Aerospace Systems sector, and the electronic attack business previously in the Aerospace Systems sector moved to the Mission Systems sector.
This sector realignment is reflected in the business descriptions below and in the accompanying financial information contained in this report.
AEROSPACE SYSTEMS
Aerospace Systems, headquartered in Redondo Beach, California, is a leader in the design, development, integration and production of manned aircraft, autonomous systems, spacecraft, high-energy laser systems, microelectronics and other systems and subsystems. Aerospace Systems' customers, primarily U.S. Government agencies, use these systems in mission areas including intelligence, surveillance and reconnaissance (ISR), communications, battle management, strike operations, earth observation, satellite communications, space science and space exploration. The sector consists of three business areas, which are presented in a manner reflecting our core capabilities: Autonomous Systems, Manned Aircraft and Space.

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Autonomous Systems - designs, develops, manufactures, and integrates ISR autonomous systems for tactical and strategic missions. Key ISR programs include the Global Hawk reconnaissance system, a proven high-altitude long-endurance system providing near real-time high resolution imagery of large geographical areas; the Triton aircraft system providing real-time ISR over vast ocean and coastal regions; the North Atlantic Treaty Organization (NATO) Alliance Ground Surveillance (AGS) system for multinational theater operations, peacekeeping missions, and disaster relief efforts; the Fire Scout aircraft system providing unprecedented situational awareness and precision targeting support; the Navy Unmanned Combat Air System demonstrating an unmanned combat air vehicle for carrier-based operations; and the Ground Mission Management System, providing high performance service for mission control solutions enabling unmanned mission capabilities.
Manned Aircraft - designs, develops, manufactures, and integrates airborne C4ISR, directed energy systems, tactical aircraft systems and long range strike aircraft systems. Key airborne C4ISR programs include the E-2D Advanced Hawkeye and Joint Surveillance Target Attack Radar System (JSTARS). Directed energy involves the design, development, and integration of laser weapon systems for air and sea platforms, and production of the Airborne Laser Mine Detection System for the U.S. Navy and International rotary wing customers. Tactical aircraft includes the design, development, manufacture and integration of F/A-18 aft fuselage and F-35 center fuselage sections. Key long range strike aircraft programs include the B-21 Long-Range Strike Bomber and sustainment and modernization services for the B-2 Spirit bomber.
Space - designs, develops, manufactures, and integrates spacecraft systems, subsystems, sensors and communications payloads in support of space science and C4ISR. Key programs include the James Webb Space Telescope, a large infrared telescope being built for the National Aeronautics and Space Administration that will be deployed in space to study the origins of the universe; Advanced Extremely High Frequency payloads providing survivable, protected communications to U.S. forces; Space-Based Infrared System payloads providing data for missile surveillance, missile defense, technical intelligence and battlespace characterization; and restricted programs.
MISSION SYSTEMS
Mission Systems, headquartered in Linthicum, Maryland, is a leader in advanced end-to-end mission solutions and multifunction systems for Department of Defense (DoD), national intelligence, international, federal civil, state and commercial customers. Major products and services include C4ISR systems; radar, electro-optical/infrared (EO/IR) and acoustic sensors; electronic warfare systems; cyber solutions; space systems; intelligence processing systems; air and missile defense (AMD) integration; navigation; and shipboard missile and encapsulated payload launch systems. The sector consists of three business areas: Sensors and Processing, Cyber and ISR, and Advanced Capabilities.
Sensors and Processing - delivers products, systems and services that support ground-based and airborne fixed and rotary wing platforms with radar, electronic warfare, communications, command and control (C2), Signals Intelligence (SIGINT), and situational awareness mission systems. Competencies include targeting, surveillance, air defense, and early warning & control radar systems; EO/IR and radio frequency (RF) self-protection, targeting and surveillance systems; electronic attack and electronic support systems; net-enabled battle management; communications and intelligence systems; digitized cockpits; and multi-sensor processing. Key programs include the Airborne Early Warning & Control (AEW&C) and air-to-ground sensors; Battlefield Airborne Communications Node (BACN); F-35 fire control radar, Distributed Aperture System (DAS), and the Communications, Navigation and Identification (CNI) integrated avionics system; Ground/Air Task Oriented Radar (G/ATOR); Large Aircraft Infrared Countermeasures (LAIRCM); Common Infrared Countermeasures (CIRCM); Scalable Agile Beam Radar (SABR); and the UH-60V Black Hawk integrated mission equipment package.
Cyber and ISR - delivers products, systems and services that support full-spectrum cyber solutions, space-based payload and exploitation systems, space-based C2 and processing systems, and enterprise integration of multi-intelligence mission data across all domains. Competencies include cyber mission management; large-scale cyber solutions for national security applications; missile warning and defense systems; weather and satellite communications; ground software systems; and geospatial intelligence and data fusion, specializing in the collection, processing, and exploitation of data. Key programs include restricted payload, exploitation and cyber programs; operational services to the United States Computer Emergency Readiness Team (US-CERT); worldwide IT coverage and support services through the Solutions for the Information Technology Enterprise (SITE); the Enterprise Application Development Integration and Sustainment (EADIS) program; and restricted programs.
Advanced Capabilities - provides integration and interoperability of net-enabled battle management, sensors, targeting and surveillance systems; air and missile defense C2; and global battlespace awareness. It also delivers

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products, systems and services that support maritime platforms and embedded Global Positioning Systems (GPS) for a range of platforms including ships, aircraft, spacecraft and weapons. Competencies include advanced AMD integration with land, air and space assets; shipboard missile and encapsulated payload launch systems; unmanned maritime vehicles and high-resolution undersea sensors; and inertial navigation systems. Key programs include the Integrated Air and Missile Defense Battle Command System (IBCS); the Missile Defense Agency Joint National Integration Center Research and Development Contract (JRDC); Ground-based Midcourse Defense (GMD) system; Surface Electronic Warfare Improvement Program (SEWIP) Block III; and Trident and Virginia-Class payload launch systems.
TECHNOLOGY SERVICES
Technology Services, headquartered in Herndon, Virginia, is a leading provider of logistics solutions supporting the full life cycle of platforms and systems for global defense and federal-civil customers. We deliver innovative, technology-driven solutions and services to enable cost-effective improvements for customer mission effectiveness. We provide a full spectrum of offerings including software and system sustainment, modernization of platforms and associated subsystems, advanced training solutions, and integrated logistics support. The sector comprises three business areas: Global Logistics and Modernization; Advanced Defense Services; and System Modernization and Services.
Global Logistics and Modernization - provides global logistics support, sustainment, operations and modernization for more than 60 air, sea and ground systems and weapon system components. Competencies include aircraft, electronics and software sustainment and engineering; electronic warfare/attack and avionics/electronics subsystems modernization; supply chain management; manned and unmanned weapon systems deployed logistics support; field services, on-going maintenance and technical assistance; and delivering rapid response in support of global customers. Portfolio capabilities are exhibited through: integration, delivery and global support of unmanned special mission aircraft solutions for platforms such as the MQ-5B Hunter; subsystem and component-level depot repair for products such as AAQ-24 LAIRCM; missile sustainment and modernization solutions for products including the Intercontinental Ballistic Missile Minuteman III; and weapon systems sustainment, refurbishment, overhaul, modernization and contractor logistics support for several unique low-density/high-demand platforms, including the KC-10, KC-30A and UK Airborne Warning and Control System.
Advanced Defense Services - provides advanced defense and security services, including land forces sustainment and modernization, systems security, training and operations, to strengthen national security for the U.S. and its allies. Key programs include Ministry of the National Guard Training Support, through our interest in a joint venture for which we consolidate the financial results, which provides equipment fielding, training and maintenance, simulator training and operations, tactical exercise development, logistics and operations support and English language training to the Ministry of the National Guard in Saudi Arabia; the Mission Command Training Program, the Army's premier leadership and staff training exercise program at the tactical and operational level; the Passenger Systems Program Directorate, which provides operations and maintenance support for the Department of Homeland Security, Customs and Border Protection computer and automated software applications and specialized equipment, development of new capabilities and applications, and existing application enhancements in response to evolving technologies, threats, and mission requirements; and Fort Irwin Logistics Services Support, which provides a full range of logistics support services and operates a large-scale maintenance and repair program of both tracked and tactical wheeled vehicles.
System Modernization and Services - provides full life cycle information system support including software development, modernization and sustainment, system engineering and integration, and network and infrastructure services for civilian agencies across federal, state, and local governments.  In support of the modernization of civil agency mission critical and mission enabling information systems, extensive system and software development capabilities allow this business area to offer fraud detection and compliance services, data analysis and decision support tools, enterprise support services, and software system sustainment services. This business area provides benefits systems administration, fraud prevention, payment modernization and the science behind bioinformatics, public health and precision health to citizens and military personnel. This business area also provides information sharing and analysis solutions to national security agencies and federal law enforcement, as well as engineering sophisticated enterprise-wide solutions to design, build and manage resilient and secure IT infrastructures. Our capabilities provide proactive network monitoring, patch management, and desktop optimization to control and reduce overall operating costs.

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SELECTED FINANCIAL DATA AND SEGMENT OPERATING RESULTS
For a more complete understanding of our business, see Selected Financial Data in Part II, Item 6 of the 2015 Form 10-K. For a more complete understanding of our segment financial information, see Segment Operating Results in Part II, Item 7 and Note 3 to the consolidated financial statements in Part II, Item 8 of Exhibit 99.4 of this Form 8-K.
CUSTOMER CONCENTRATION
Our largest customer is the U.S. Government. Sales to the U.S. Government accounted for 83 percent, 84 percent and 86 percent of sales during the years ended December 31, 2015, 2014 and 2013, respectively. For further information on sales by customer category, see Note 1 to the consolidated financial statements in Part II, Item 8 of Exhibit 99.4 of this Form 8-K. No single program accounted for more than ten percent of total sales during any period presented. See Risk Factors in Part I, Item 1A of the 2015 Form 10-K.
COMPETITIVE CONDITIONS
We compete with many companies in the defense, intelligence and federal markets. BAE Systems, Boeing, Booz Allen Hamilton, Finmeccanica, General Dynamics, Harris, L-3 Communications, Leidos, Lockheed Martin, Raytheon and Thales are some of our primary competitors. Key characteristics of our industry include long operating cycles and intense competition, which is evident through the number of bid protests (competitor protests of U.S. Government procurement awards) and the number of competitors bidding on program opportunities.
It is common in the defense industry for work on major programs to be shared among a number of companies. A company competing to be a prime contractor may, upon ultimate award of the contract to another competitor, become a subcontractor for the ultimate prime contracting company. It is not unusual to compete for a contract award with a peer company and, simultaneously, perform as a supplier to or a customer of that same competitor on other contracts, or vice versa.
SEASONALITY
No material portion of our business is considered to be seasonal.
BACKLOG
At December 31, 2015, total backlog was $35.9 billion, compared with $38.2 billion at the end of 2014. For further information, see Backlog in Part II, Item 7 of Exhibit 99.3 of this Form 8-K.
RESEARCH AND DEVELOPMENT
See Note 1 to the consolidated financial statements in Part II, Item 8 of Exhibit 99.4 of this Form 8-K.
INTELLECTUAL PROPERTY
We routinely apply for and own a number of U.S. and foreign patents related to the products and services we provide. We also develop and protect intellectual property as trade secrets. In addition to owning a large portfolio of proprietary intellectual property, we license some intellectual property rights to and from third parties. The U.S. Government typically holds licenses to patents developed in the performance of U.S. Government contracts and may use or authorize others to use the inventions covered by these patents for certain purposes. See Risk Factors in Part I, Item 1A of the 2015 Form 10-K.
RAW MATERIALS
We have not experienced significant delays in the supply or availability of raw materials, nor have we experienced a significant price increase for raw materials. See Risk Factors in Part I, Item 1A of the 2015 Form 10-K.
EMPLOYEE RELATIONS
We believe that we maintain good relations with our approximately 65,000 employees. Approximately 2,600 are covered by 12 collective agreements in the U.S., of which we negotiated renewals of four in 2015 and expect to negotiate renewals of five in 2016. See Risk Factors in Part I, Item 1A of the 2015 Form 10-K.
REGULATORY MATTERS
Government Contract Security Restrictions
Certain programs with the U.S. Government that are prohibited by the customer from being publicly discussed are generally referred to as “restricted” in this Form 8-K and the 2015 Form 10-K. The consolidated financial statements and financial information in this Form 8-K and the 2015 Form 10-K reflect the operating results of our entire

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company, including restricted programs, under accounting principles generally accepted in the United States of America (GAAP).
Contracts
We generate the majority of our business from long-term contracts with the U.S. Government for development, production and support activities. Unless otherwise specified in a contract, allowable and allocable costs are billed to contracts with the U.S. Government under the requirements of the Federal Acquisition Regulation (FAR) and U.S. Government Cost Accounting Standards (CAS). Examples of costs incurred by us and not billed to the U.S. Government in accordance with the FAR and CAS include, but are not limited to, lobbying costs, certain legal costs, charitable donations, advertising costs, interest expense and unallowable employee compensation and benefits costs.
Our long-term contracts typically fall into one of two broad categories:
Cost-type contracts – Cost-type contracts include cost plus fixed fee, award fee and/or incentive fee contracts. Cost-type contracts provide for reimbursement of the contractor’s allowable costs incurred plus fee. Cost-type contracts generally require that the contractor use its best efforts to accomplish the scope of the work within some specified time and some stated dollar limitation. Fees on cost-type contracts can be fixed in terms of dollar value or percentage of costs. Award and incentive fees are generally based on performance criteria such as cost, schedule, quality and/or technical performance. Award fees are determined and earned based on customer evaluation of the company's performance against contractual criteria, and are intended to provide motivation for excellence in contract performance. Incentive fees that are based on cost provide for an initially negotiated fee to be adjusted later, typically using a formula to measure performance against the associated criteria, based on the relationship of total allowable costs to total target costs. Award and incentive fees that can reasonably be estimated and are deemed reasonably assured are recorded over the performance period of the contract.
Fixed-price contracts – A firm fixed-price contract is a contract in which the specified scope of work is agreed to for a price that is a pre-determined, negotiated amount and not generally subject to adjustment regardless of costs incurred by the contractor, absent changes in scope by the customer. Certain fixed-price incentive fee contracts provide for reimbursement of the contractor’s allowable costs plus a fee up to a cost ceiling amount, typically through a cost-sharing ratio that affects profitability. These types of fixed-price incentive fee contracts effectively become firm fixed-price contracts once the cost-share ceiling is reached. Time-and-materials contracts are considered fixed-price contracts as they specify a fixed hourly rate for each labor hour charged.
See Note 1 to the consolidated financial statements in Part II, Item 8 of Exhibit 99.4 of this Form 8-K and Risk Factors in Part I, Item 1A of the 2015 Form 10-K.
The following table summarizes sales for the year ended December 31, 2015, recognized by contract type and customer:

($ in millions)	U.S. Government(1)	International and Other Customers(2)	Total	Percentage of Total Sales
Cost-type contracts	$11,558	$641	$12,199	52%
Fixed-price contracts	7,900	3,427	11,327	48%
Total sales	$19,458	$4,068	$23,526	100%

(1)
Sales to the U.S. Government include sales from contracts for which Northrop Grumman is the prime contractor, as well as those for which the company is a subcontractor and the ultimate customer is the U.S. Government. Each of the company's segments derives substantial revenue from the U.S. Government.

(2) Sales to International and Other Customers include foreign military sales contracted through the U.S. Government, direct commercial sales with governments outside the U.S., sales to state and local governments, and sales to commercial customers.
Profit margins may vary materially depending on, among other things, negotiated contract fee arrangements, achievement of performance objectives and the stage of performance at which the right to receive fees, particularly under incentive and award fee contracts, is determined.
We monitor our policies and procedures with respect to our contracts on a regular basis to enhance consistent application under similar terms and conditions, as well as compliance with applicable government regulations and laws. In addition, costs incurred and allocated to contracts with the U.S. Government are routinely audited by the Defense Contract Audit Agency.

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Environmental
Our operations are subject to and affected by federal, state, local and foreign laws and regulations relating to the protection of the environment. In 2010, we established goals for the reduction of greenhouse gas emissions and implementation of best management practices for water use and solid waste; those goals were achieved as of December 31, 2014. In 2015, we announced our 2020 environmental sustainability goals: to reduce absolute greenhouse gas emissions by 30 percent from 2010 levels; to reduce potable water use by 20 percent from 2014 levels; and achieve a 70 percent solid waste diversion rate (from landfills).
We have recorded liabilities and have incurred and expect to continue to incur capital and operating costs to comply with applicable environmental laws and regulations and to achieve our environmental sustainability commitments. See Risk Factors in Part I, Item 1A of the 2015 Form 10-K and Notes 1 and 11 to the consolidated financial statements in Part II, Item 8 of Exhibit 99.4 of this Form 8-K.
EXECUTIVE OFFICERS
See Part III, Item 10 of the 2015 Form 10-K, for information about our executive officers.
AVAILABLE INFORMATION
Our principal executive offices are located at 2980 Fairview Park Drive, Falls Church, Virginia 22042. Our telephone number is (703) 280-2900 and our home page on the Internet is www.northropgrumman.com.
Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and proxy statement for the annual shareholders’ meeting, as well as any amendments to those reports, are available free of charge through our website as soon as reasonably practicable after we file them with the Securities and Exchange Commission (SEC). You can learn more about us by reviewing our SEC filings on the investor relations page of our website.
The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information about SEC registrants, including Northrop Grumman Corporation. You may also obtain these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.
References to our website and the SEC’s website in this report are provided as a convenience and do not constitute, and should not be viewed as, incorporation by reference of the information contained on, or available through, such websites. Such information should not be considered a part of this report, unless otherwise expressly incorporated by reference in this report.